EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Rexahn Pharmaceuticals, Inc. on Form S-8 (Registration Statement No. 333-129294) of our report dated March 24, 2008 (which report expresses an unqualified opinion), relating to the financial statements of Rexahn Pharmaceuticals, Inc. included in the Annual Report on Form 10-KSB of Rexahn Pharmaceuticals, Inc. for the fiscal year ended December 31, 2007.

/s/ Lazar, Levine & Felix, LLP
New York, New York
March 31, 2008